FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/03/2024

Work Order Item Number:	W2024100301516-3978008
Filing Number:	20244377510
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	10/3/2024 11:15:00 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0180822019-0

Entity Name: INVIZYNE TECHNOLOGIES INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

CORPORATION SERVICE COMPANY*

112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

INVIZYNE TECHNOLOGIES INC.

Nevada Business Identification # NV20191297860
Expiration Date: 04/30/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/03/2024.

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202410035019571
You may verify this certificate
online at https://www.nvsilverflume.gov/home

Filed in the Office of	Business Number E0180822019-0
FVAguilar	Filing Number 20244377510
Secretary of State State Of Nevada	Filed On 10/3/2024 11:15:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Invizyne Technologies Inc.

Entity or Nevada Business Identification Number (NVID): E0180822019-0

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 7,616,952

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes) ______

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article 3 (attach additional page(s) if necessary)
6. Signature: (Required)	X Mo Hayat (DocuSigned by: C47ADB5AF851C3...) Signature of Officer or Authorized Signer — President and Chairman (Title) X ________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See Addendum attached hereto.

This form must be accompanied by appropriate fees.

ADDENDUM TO THE
AMENDMENT TO THE ARTICLES OF INCORPORATION
OF
INVIZYNE TECHNOLOGIES INC.

The majority holder of the common stock, $0.000001 par value, approved the following amendments to the Articles of Incorporation, to increase the authorized capital stock.

1. The first paragraph of Article 3 of the Articles of Incorporation, referring to the Capital of the corporation, is hereby deleted and in its place is substituted the following paragraph:

> "The total number of shares of capital stock which may be issued by the corporation is one hundred five million shares (105,000,000), of which one hundred million (100,000,000) shares shall be Common Stock, $0.000001 par value per share (hereinafter referred to as the "Common Stock") and five million (5,000,000) shares shall be Preferred Stock, $0.000001 par value per share (hereinafter referred to as the "Preferred Stock")."

2. Immediately after the first paragraph of Article 3 of the Articles of Incorporation, referring to the Capital of the corporation, the following paragraph shall be inserted:

> "Effective upon the filing of this Amendment to the Articles of Incorporation, each two shares of Common Stock, issued and outstanding or held by the Corporation, automatically and without any action on the part of the respective holders thereof, shall be converted and combined into one share of Common Stock."

CSC
www.cscglobal.com

CSC- Wilmington

251 Little Falls Drive
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter#	330.000.	**Order#**	1638409-1
Project Id :		**Order Date**	10/03/2024

Entity Name:	**INVIZYNE TECHNOLOGIES INC.**
Jurisdiction:	**NV - Secretary Of State, Commercial Recordings Division**
Request for:	**Amendment/Restated**
File#:	E0180822019-0
File Date:	10/03/2024
Result:	**Filed**

Ordered by MAY SHIM at GOLENBOCK, EISEMAN, ASSOR, BELL & PESKOE LLP

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.cscglobal.com.

If you have any questions concerning this order or CSCGlobal, please feel free to contact us.

Alexandra Soukeras
Alexandra.Soukeras@cscglobal.com